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                          STANDARD FORM
                  MULTI-TENANCY INDUSTRIAL LEASE
                           (TRIPLE NET)

Landlord HEWSON/BRECKNER AIRPARK, L.L.C., an Arizona limited liability company

Tenant    MAXAM GOLD CORPORATION, a Utah corporation

Dated as of October 8, 1997

                        TABLE OF CONTENTS

1.   Defined Terms  .    .    .    .    .    .    .    .    .  1
2.   Leased Premises     .    .    .    .    .    .    .    .  2
     (a)  Property to be Leased    .    .    .    .    .    .  2
     (b)  Common Areas   .    .    .    .    .    .    .    .  2
     (c)  Reserved Rights of Landlord   .    .    .    .    .  2
3.   Completion of Premises   .    .    .    .    .    .    .  3
     (a)  Plans     .    .    .    .    .    .    .    .    .  3
     (b)  Scheduled Commencement Date   .    .    .    .    .  3
     (c)  Remedy    .    .    .    .    .    .    .    .    .  3
     (d)  Changes   .    .    .    .    .    .    .    .    .  3
     (e)  Ready for Occupancy .    .    .    .    .    .    .  3
     (f)  Construction Representative   .    .    .    .    .  4
     (g)  Early Entry    .    .    .    .    .    .    .    .  4
     (h)  Quality of Construction  .    .    .    .    .    .  4
4.   Term .    .    .    .    .    .    .    .    .    .    .  4
5.   Rent .    .    .    .    .    .    .    .    .    .    .  4
     (a)  Fixed Rent     .    .    .    .    .    .    .    .  4
     (b)  Adjustments    .    .    .    .    .    .    .    .  4
     (c)  Pro Rata Rent  .    .    .    .    .    .    .    .  5
     (d)  Net Lease .    .    .    .    .    .    .    .    .  5
     (e)  Reimbursable Expenses    .    .    .    .    .    .  5
6.   Security  .    .    .    .    .    .    .    .    .    .  6
     (a)  Security Deposit    .    .    .    .    .    .    .  6
     (b)  Lien and Security Interest    .    .    .    .    .  7
7.   Use  .    .    .    .    .    .    .    .    .    .    .  7
     (a)  General   .    .    .    .    .    .    .    .    .  7
     (b)  Compliance with Law .    .    .    .    .    .    .  7
     (c)  Existing Title and Condition of Premises     .    .  7
     (d)  Signs     .    .    .    .    .    .    .    .    .  7
     (e)  Governmental Regulation  .    .    .    .    .    .  8
     (f)  Security Devices    .    .    .    .    .    .    .  8
8.   Maintenance and Repairs  .    .    .    .    .    .    .  8
     (a)  Operating Expenses  .    .    .    .    .    .    .  8
     (b)  Tenant's Maintenance     .    .    .    .    .    .  8
     (c)  Landlord's Obligations to Repair   .    .    .    .  9
     (d)  Surrender .    .    .    .    .    .    .    .    .  9
     (e)  Cleaning Deposit    .    .    .    .    .    .    .  9
9.   Utilities .    .    .    .    .    .    .    .    .    .  9



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10.  Alterations and Additions     .    .    .    .    .    . 10
     (a)  Limitation     .    .    .    .    .    .    .    . 10
     (b)  Liens     .    .    .    .    .    .    .    .    . 10
     (c)  Removal   .    .    .    .    .    .    .    .    . 10
     (i)  Tenant Improvement Allowance  .    .    .    .    4(a)
     (j)  Sunshade  .    .    .    .    .    .    .    .    4(b)
11.  Insurance .    .    .    .    .    .    .    .    .    . 10
     (a)  General Liability   .    .    .    .    .    .    . 10
     (b)  Extended Coverage   .    .    .    .    .    .    . 10
     (c)  Policies  .    .    .    .    .    .    .    .    . 11
     (d)  Waiver of Subrogation    .    .    .    .    .    . 11
     (e)  Tenant's Contents   .    .    .    .    .    .    . 11
     (f)  Workmen's Compensation   .    .    .    .    .    . 11
12.  Indemnity; Exemption of Landlord from Liability   .    . 12
     (a)  General   .    .    .    .    .    .    .    .    . 12
     (b)  Tenant's Business   .    .    .    .    .    .    . 12
13.  Damage or Destruction; Obligation to Rebuild .    .    . 12
     (a)  Landlord's Obligation to Rebuild   .    .    .    . 12
     (b)  Abatement of Rent   .    .    .    .    .    .    . 12
     (c)  Option to Terminate .    .    .    .    .    .    . 12
     (d)  Uninsured Casualties     .    .    .    .    .    . 13
     (e)  Tenant's Waiver     .    .    .    .    .    .    . 13
14.  Taxes     .    .    .    .    .    .    .    .    .    . 13
     (a)  Tenant's Share of Property Taxes   .    .    .    . 13
     (b)  Tenant's Personal Property    .    .    .    .    . 13
     (c)  Rent Tax  .    .    .    .    .    .    .    .    . 13
15.  Condemnation   .    .    .    .    .    .    .    .    . 14
     (a)  Rent Reduction or Lease Termination     .    .    . 14
     (b)  Award     .    .    .    .    .    .    .    .    . 14
     (c)  Temporary Condemnation   .    .    .    .    .    . 14
16.  Assignment and Subletting     .    .    .    .    .    . 14
     (a)  Consent   .    .    .    .    .    .    .    .    . 14
     (b)  Tenant's Continuing Liability .    .    .    .    . 15
     (c)  Information    .    .    .    .    .    .    .    . 15
     (d)  Excess Sublease Rental   .    .    .    .    .    . 15
     (e)  Release   .    .    .    .    .    .    .    .    . 15
     (f)  Controlled Entity   .    .    .    .    .    .    . 16
     (g)  Attorneys' Fees     .    .    .    .    .    .    . 16
17.  Defaults; Remedies  .    .    .    .    .    .    .    . 16
     (a)  Defaults  .    .    .    .    .    .    .    .    . 16
     (b)  Remedies  .    .    .    .    .    .    .    .    . 17
     (c)  Late Charges   .    .    .    .    .    .    .    . 19
     (d)  Payment or Performance by Landlord .    .    .    . 19
18.  Miscellaneous  .    .    .    .    .    .    .    .    . 19
     (a)  Estoppel Certificate     .    .    .    .    .    . 19
     (b)  Landlord's Liability     .    .    .    .    .    . 20
     (c)  Construction   .    .    .    .    .    .    .    . 20
     (d)  Interest on Past-Due Obligations   .    .    .    . 20
     (e)  Time of Essence     .    .    .    .    .    .    . 20
     (f)  Counterparts   .    .    .    .    .    .    .    . 20
     (g)  Incorporation of Prior Agreements; Amendments     . 20
     (h)  Notices   .    .    .    .    .    .    .    .    . 20

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     (i)  Waivers   .    .    .    .    .    .    .    .    . 20
     (j)  Recording .    .    .    .    .    .    .    .    . 21
     (k)  Holding Over   .    .    .    .    .    .    .    . 21
     (l)  Covenants and Conditions .    .    .    .    .    . 21
     (m)  Binding Effect .    .    .    .    .    .    .    . 21
     (n)  Subordination  .    .    .    .    .    .    .    . 21
     (o)  Attorneys' Fee .    .    .    .    .    .    .    . 21
     (p)  Landlord's Access   .    .    .    .    .    .    . 21
     (q)  Auctions  .    .    .    .    .    .    .    .    . 22
     (r)  Merger    .    .    .    .    .    .    .    .    . 22
     (s)  Joint and Several Liability   .    .    .    .    . 22
     (t)  Individual Liability     .    .    .    .    .    . 22
     (u)  Attornment     .    .    .    .    .    .    .    . 22
     (v)  Lenders Right to Cure    .    .    .    .    .    . 22
     (w)  Revisions to Lease  .    .    .    .    .    .    . 22
     (x)  Administrative Charge    .    .    .    .    .    . 22
     (y)  Substituted Premises     .    .    .    .    .    . 23
19.  Toxic Materials     .    .    .    .    .    .    .    . 23
     (a)  Definitions    .    .    .    .    .    .    .    . 23
     (b)  Prohibition on Hazardous Materials .    .    .    . 23
     (c)  Exception to Prohibition .    .    .    .    .    . 24
     (d)  Compliance with Environmental Laws .    .    .    . 24
     (e)  Environmental Notices    .    .    .    .    .    . 24
     (f)  Environmental Indemnity  .    .    .    .    .    . 24
     (g)  Remedial Work  .    .    .    .    .    .    .    . 25
     (h)  Landlord's Option   .    .    .    .    .    .    . 25
     (I)  Injunctive Relief   .    .    .    .    .    .    . 25
     (j)  Self-Help .    .    .    .    .    .    .    .    . 25
     (k)  Other Tenants  .    .    .    .    .    .    .    . 25
     (l)  Environmental Inspection .    .    .    .    .    . 25
     (m)  Surrender of Premises
          Environmental Considerations  .    .    .    .    . 26
20.  Additional Security .    .    .    .    .    .    .    26(a)

Exhibit A The Premises
Exhibit B Preliminary Plans
Exhibit C Tenant Improvements
Exhibit D Hazardous Materials
Exhibit E Letter of Credit Requirements

     1. Defined Terms. Each reference in this Lease to any of the following terms shall incorporate the data stated for that term. Other terms are as defined in the Lease.

(a)  Landlord and Landlord's  Hewson/Breckner Airpark, L.L.C.
     Address (subparagraph    c/o Hewson Properties, Inc.
     18(h)):                  4636 East University Drive
                              Suite 265
                              Phoenix, Arizona 85034
(b)  Tenant and Tenant's      Maxam Gold Corporation
     Address for Notices      528 Fon du Lac Drive
     (subparagraph 18(h)):    East Peoria, Illinois 61611


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(c)  Street Address of Pre-   15500 Greenway-Hayden Loop
     mises (paragraph 2):     Scottsdale, Arizona 85260

(d)  Approximate Square       12,039 square feet
     Footage of Premises
     (paragraph 2):

(e)  Project in which Pre-    N/A
     mises are located
     (paragraph 2):

(f)  Landlord's Construction  Mr. Steven Schwarz
     Representative (subpara-
     graph 3(f)):

(g)  Tenant's Construction    Mr. Dale Runyon and Michael
     Representative (subpara- Runyon-Davis
     graph 3(f)):

(h)  Term (paragraph 4):      Sixty (60) months

(i)  Scheduled Commencement   12:01 a.m. on December 1, 1997
     Date (paragraph 4):      (Initialed by parties)

(j)  Fixed Rent (subpara-     $12,039 per month, plus applicable
      graph 5(a)):             sales tax per month

(k)  Rental Period (sub-      A calendar month during the lease
     paragraph 5(a)):         Term

(l)  Security Deposit (sub-   $12,500
     paragraph 6(a)):

(m)  Permitted Uses (para-    General office; the storage of
     graph 7):                vehicles, equipment, ore sample,
                              and other material associated with
                              mining of precious metals or
                              minerals; and a laboratory used
                              solely for the testing of precious
                              metals and minerals

(n)  Cleaning Deposit (sub-   -0-
     paragraph 8(e)):

(o)  Tenant's Share of        27.64%; provided, however, if any
     Operating Expenses       such Expenses or Taxes are not
     (paragraph 8), In-       specifically identifiable as attri-
     surance Expense (para-   butable solely to the Building and
     graph 11) and Property   the real property immediately
     Taxes (paragraph 14);    adjacent to the Building but are
                              attributable to the Project,
                              Tenant's Share of such Expenses and
                              Taxes shall be N/A %

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(p)  Liability Insurance      $2,000,000
     (subparagraph 11(a)):

     2. Leased Premises. (a) Property to be Leased. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, subject to the terms and conditions contained herein certain floor space (the "Premises") located in the building (the "Building") located (or to be constructed) on that certain real property located at the street address set forth in paragraph 1 hereof (the "Property"). The Building is located in Landlord's Project set forth in paragraph 1 above. The Premises, which are more particularly described on Exhibit A attached hereto and incorporated herein by this reference, shall be deemed to extend from the top surface of subfloor to the bottom surface of ceilings above but shall not include the common stairways, stairwells, hallways, accessways, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, and (if the Premises include less than the entire rentable area of any floor) shall not include the remainder of the Floor Common Area (as defined below). The Approximate Square Footage of the Premises is set forth in paragraph 1 above.

     (b) Common Areas. Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules from time to time made by Landlord of which Tenant is given notice:

          (i) The common stairways and accessways, loading docks and platforms and any passageways thereto, and the common pipes, ducts, conduits, wires and appurtenant equipment serving the Premises;

          (ii) If the Premises include less than the entire rentable area of any floor, the common lobbies, hallways, toilets and other common facilities (the "Floor Common
     Area"); and

          (iii) Common walkways, sidewalks, and driveways necessary for access to the Building; greenbelt areas; and, except for parking spaces which may be reserved for persons other than Tenant, parking spaces or area from time to time maintained on the Project for use by tenants in and visitors to the Building and, to the extent from time to time arranged by Landlord, maintained on adjacent real property for such use. Twenty (20) parking spaces shall be available for Tenant and Tenant's employees and visitors free of
     charge throughout the Term of this Lease.   Nine (9) of such
     spaces shall be covered and reserved for the Tenant and eleven (11) of such spaces shall be uncovered and unreserved.


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     (c)  Reserved Rights of Landlord.  Notwithstanding the
foregoing, Landlord reserves the right from time to time, without unreasonable interference with Tenant's use:

          (i) To install, use, maintain, repair and replace pipes, ducts, conduits, wires and appurtenant meters and equipment for service to other parts of the Building above the ceiling surfaces, below the floor surfaces, within the walls and in the central core areas, and to replace any pipes, ducts, conduits, wires and appurtenant meters and equipment included in the Premises which are so located or located elsewhere outside the Premises;

          (ii)  To alter or relocate any other common facility;
     provided, however, that substitutions are substantially equivalent or better in quality; and

          (iii) To alter the boundaries of the Property, grant easements on the Property and dedicate for public use portions thereof without Tenant's consent, provided that no such grant or dedication shall unreasonably interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense.

     3. Completion of Premises. (a) Plans. Landlord and Tenant have approved the preliminary plans and outline specifications (the "Preliminary Plans") identified in Exhibit B for the construction of improvements in and to the Premises, the ("Tenant Improvements"), which Tenant Improvements are listed on Exhibit C attached hereto and by this reference made a part hereof. If necessary, Landlord shall cause to be prepared final plans and specifications (the "Final Plans") substantially in conformity with the Preliminary Plans, which need not include working detail drawings. The term "Plans" shall hereinafter mean the Preliminary Plans and, if and when prepared, the Final Plans. The Final Plans, if necessary, shall be delivered to Tenant as soon as reasonably possible from the date hereof, subject to any period of delay encountered by Landlord in such preparation as a result of requests by Tenant for changes in the Final Plans subsequent to the date hereof. Within ten (10) days after delivery of the Final Plans, Tenant shall set forth in writing, with particularity and precision, any corrections or changes necessary to bring the Final Plans into substantial conformity with the Preliminary Plans, except that Tenant may not object to any logical development or refinement of the Preliminary Plans. Failure to deliver to Landlord written notice of any such corrections or changes within said ten (10) day period shall constitute approval of the Final Plans by Tenant. Following such approval of the Final Plans, both parties shall endorse approval for filing purposes thereon, in duplicate, and thereafter changes may be made only in accordance with subparagraph (d) below.


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     (b)  Scheduled Commencement Date.  Landlord, at its sole
expense, shall proceed diligently with construction and completion of the Premises substantially in accordance with the Plans. Landlord shall complete the Premises and they shall be Ready for Occupancy (as defined below) by Tenant not later than the Scheduled Commencement Date set forth in paragraph 1 above; provided, however, that such Scheduled Commencement Date shall be extended for a period of time equal to the period of any delay or delays encountered by Landlord affecting construction because of fire, earthquake, inclement weather, or other acts of God, acts of the public enemy, riot, insurrection, governmental regulations of the sales of materials or supplies or the transportation thereof, strikes or boycotts, shortages of material or labor, Tenant's early entry under the provisions of subparagraph (g) below, changes in the Plans pursuant to subparagraph (d) below, or any other cause beyond the control of Landlord.

     (c) Remedy. If the Premises are not completed on or before the Scheduled Commencement Date as extended pursuant to subparagraph (b) above, the sole remedy of either party shall be the option to terminate this Lease by the delivery to the other party of written notice within ten (10) days after the day three
(3) months following the Scheduled Commencement Date, as extended.

     (d) Changes. Tenant shall have the right to request changes in the Plans, which request shall not be unreasonably denied, provided, however, that: (i) such right shall not be exercised unreasonably, (ii) no such request shall affect any structural change in the Premises, (iii) Tenant shall pay any additional cost or economic detriment incurred by Landlord required to implement or incurred as a result of such request or change, including without limitation loss of rents, architecture fees, increase in construction costs and any other charges payable hereunder caused by delay, with all said costs, and detriments, to be paid immediately upon demand by Landlord, and
(iv) such requests shall constitute an agreement on the part of Tenant to accept any delay in completion caused by reviewing, processing and implementing any such changes.

     (e) Ready for Occupancy. The Premises shall be deemed to be ready for occupancy ("Ready for Occupancy") when the architect or engineer in charge of the work of construction certifies: (i) that the work of construction has been substantially completed in accordance with the Plans; and (ii) the date of such completion. Landlord shall diligently complete, as soon as reasonably possible, any items of work and adjustment not completed when the Premises are Ready for Occupancy.





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     (f)  Construction Representative.  In connection with the
original construction of the Premises each party shall be bound by its Construction Representative set forth in paragraph 1 above. A party may designate a substitute Construction Representative by giving written notice to the other party.

     (g) Early Entry. With the prior written consent of Landlord, Tenant may, at any time prior to the commencement of the Term, at its sole risk, enter upon and install such trade fixtures and equipment in the Premises as it may elect; provided, however, that (i) Tenant's early entry shall not interfere with Landlord's work of construction or cause labor difficulties; (ii) Tenant shall execute an indemnity agreement in favor of Landlord in form and substance satisfactory to Landlord; (iii) Tenant shall pay for and provide evidence of insurance satisfactory to Landlord; and (iv) Tenant shall pay utility charges reasonably allocated to Tenant by Landlord. Tenant shall not use the Premises for the storage of inventory or otherwise commence the operation of business prior to the commencement of the Term without the express prior written consent of Landlord.

     (h) Quality of Construction. All work shall be done in a good and workmanlike manner and in compliance with all applicable laws and lawful ordinances, bylaws, regulations and orders of governmental authority and of the insurers of the Improvements. Landlord assumes no liability for special, consequential or incidental damages of any kind. There are no representations, warranties or guaranties, express or implied, including warranties of merchantability or use of the Premises, except as are expressly set forth herein. Tenant hereby waives the benefit of any rule that disclaimers of warranty shall be construed against Landlord.

     (i) Tenant Improvement Allowance. The cost of constructing the Tenant Improvements shall be paid by Landlord; provided, however, if the amount charged to the Landlord by Landlord's general contractor (the "Contractor") for acquisition, construction and installation of the Tenant Improvements, plus architectural fees and permits relating to such construction and installation, is more than $216,702, Tenant hereby agrees to pay for all costs incurred in connection with the Tenant Improvements except for $216,702, which is the Landlord's entire monetary obligation for the Tenant Improvements ("Landlord's Portion").
In the event that the initial contract amount charged by the Contractor, plus architectural fees and permits, indicates that the total cost of the Tenant Improvements will be greater than Landlord's Portion, Tenant shall be obligated to make the first payments for the Tenant Improvements up to an amount equal to the difference between the initial contract amount, plus architectural fees and permits, and the Landlord's Portion ("Tenant's Initial Payment"). Tenant shall make Tenant's Initial Payment based upon requisitions setting forth in reasonable detail the work performed and containing invoices, together with any other information reasonably requested by Tenant, and shall be paid by Tenant within ten (10) business days of receipt of each such requisition and other information. After Tenant has met its initial obligation by paying all of the Tenant's Initial Payment, the Landlord shall be obligated to pay the Landlord's Portion. In the event that change orders or other events cause the final cost of the Tenant Improvements to be less than the sum of the Landlord's Portion and Tenant's Initial Payment, then Landlord shall reimburse Tenant such excess up to the amount of Tenant's Initial Payment. In the event that change orders or other events cause the final cost of the Tenant Improvements to be more than the sum of the Landlord's Portion and Tenant's Initial Payment, then Tenant shall pay each such increase as soon as any such increase is determined in accordance with the same procedures as for the payment of Tenant's Initial Payment.
Except as otherwise provided above, Tenant shall have complete responsibility for the cost of the Tenant Improvements and for the construction of any other improvements and alterations to the Premises in connection with Tenant's occupancy thereof, Tenant agreeing to accept the same "AS IS", subject only to the construction of the Tenant Improvements.

     It is contemplated that the Contractor will be Bjerk Builders, Inc. ("Bjerk"). Landlord shall furnish Tenant with estimates of the costs of the various Tenant Improvements promptly after receipt thereof from Bjerk and of Bjerk's total bid price for the construction of the Tenant Improvements. If Tenant is dissatisfied with such estimates or bid, Tenant may exercise its rights under subparagraph 3(d) above to request a
change in the Plans.   In addition, if Tenant believes that lower
costs may be obtainable for the Tenant Improvements, Tenant may, by a written request received by Landlord within five (5) business days after the furnishing to Tenant any such estimate or bid (and prior to commencement of the Tenant Improvements) request that Landlord seek bids for the construction of the Tenant Improvements from other general contractors. Upon receipt of such request for rebidding and after consultation with Tenant, Landlord shall request bids from not less than two (2) alternative general contractors for the construction of the Tenant Improvements and Landlord will consider the results of such bids in determining, along with the Tenant, the general contractor who will construct the Tenant Improvements; provided, however, Landlord (1) may consider reasonable factors other than price in determining the general contractor to be selected, including but not limited to the willingness of the general contractor to execute the standard construction contract used by Landlord and its affiliates, and (2) may also permit Bjerk to reduce its bid. Tenant also agrees to accept any delays, costs and charges resulting from the requesting of such additional bids and use of any substituted general contractor or Bjerk, if applicable, with the same force and effect as if Tenant had requested a change in the Plans as provided in subparagraph 3(d) above. Landlord shall execute a construction contract with Bjerk or other bidder, as applicable, to be the Contractor, with the Contract Sum to be based on the bid made by the selected general contractor.

     (j) Sunshade. In addition to the Tenant Improvements Landlord shall also cause to be installed a sunshade for the glass curtain wall constructed by Landlord as a part of the Building (the "Sunshade"). The Sunshade shall be selected by Tenant, subject to Landlord's approval, which approval shall not be unreasonably withheld, and installed by the Contractor. The cost of acquiring, installing, and constructing the Sunshade shall be paid by Landlord; provided, however, if the amount charged to the Landlord by the Contractor for acquisition, construction and installation of the Sunshade is more than $7,000, Tenant hereby agrees to pay for all costs incurred in connection with the Sunshade except for $7,000 which is the Landlord's entire monetary obligation for the Sunshade. In the event that the amount charged by the Contractor is or will be greater than $7,000, Tenant shall be obligated to pay to Landlord the amount equal to the difference between the cost thereof and $7,000. Tenant shall make such payment(s) based upon requisitions setting forth in reasonable detail the cost of the Sunshade and any other information reasonably requested by Tenant and shall be paid by Tenant within ten (10) business days of receipt of each such requisition and other information. For all purposes of this Lease except paragraph 3 the Sunshade shall be considered as a Tenant Improvement installed by Landlord.

     4. Term. The Term of this Lease, which shall be for the period set forth in paragraph 1 above, shall commence on the first to occur of the following dates (the "Commencement Date") (it being agreed that if the Term of this Lease shall not commence within one (1) year of the Scheduled Commencement Date this Lease shall terminate and be of no further force and effect):

     (a)  The Scheduled Commencement Date set forth in paragraph
1 above (as it may be extended pursuant to the terms of paragraph
3 above);

     (b)  The date on which the Premises are Ready for Occupancy;
or

     (c) The date upon which Tenant actually commences to do business in the Premises.

     5. Rent. (a) Fixed Rent. Tenant shall pay Landlord as fixed rent for the Premises a sum equal to the Fixed Rent set forth in paragraph 1 on or before the first day of each and every calendar month during the Term of this Lease, except that Fixed

Rent for the first full calendar month of the Term shall be payable simultaneously with the execution of this Lease by Tenant.

     (b) Adjustments. Commencing on the thirty-first (31st) Rental Period of the Term of this Lease and continuing thereafter through the sixtieth (60th) Rental Period of the Term of this Lease (the "Adjustment Period"), in addition to the Fixed Rent due pursuant to subparagraph (a) above, Tenant shall pay as additional rent an additional amount (the "Adjustment") to be determined in accordance with the variations, if any, in the costs of living as shown by the Consumer Price Index for all Urban Consumers (average of all cities), as published by the Bureau of Labor Statistics, United States Department of Labor, or any successor agency (the "CPI"). Except as hereinafter provided, the Adjustment for each Rental Period of the Adjustment Period shall be an amount equal to (i) the product obtained by multiplying the Fixed Rent by a fraction, the numerator of which shall equal the CPI reported for the calendar month occurring three (3) months prior to the first day of such Adjustment Period (e.g., if the first day of the Adjustment Period shall be June 1, the CPI used shall be that of the immediately preceding month of March) and the denominator of which shall equal the CPI reported for the calendar month occurring three (3) months prior to the first day of the month in which the Commencement Date shall occur less (ii) the Fixed Rent; provided, however, the Adjustment shall not be less than the amount determined by accruing interest on the Fixed Rent at a rate of three percent (3%) per annum, compounded annually, during the period from the Commencement Date until the first day of the Adjustment Period and not more than the amount determined by accruing interest on the Fixed Rent at a rate of six percent (6%) per annum, compounded annually, during the period from the Commencement Date until the first day of the Adjustment Period.

     (c) Pro Rata Rent. Rent for any period during the Term which is for less than one month shall be a pro rata portion of the Rental Period installment. Rent shall be payable, without deduction or offset, in lawful money of the United States to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

     (d) Net Lease. This Lease is what is commonly called a "net lease", it being understood that Landlord shall receive the Rent set forth in this paragraph free and clear of any and all impositions, taxes, liens, charges or expenses of any nature whatsoever in connection with its ownership and leasing of the Premises. In addition to the Rent provided in this paragraph, Tenant shall pay all impositions, taxes, insurance premiums, operating charges, costs and expenses which arise or may be contemplated under any provisions of this Lease during the Term. All of such charges, costs and expenses shall constitute additional rent, and upon the failure of Tenant to pay any of such costs, charges or expenses, Landlord shall have the same rights and remedies as otherwise provided in this Lease for the failure of Tenant to pay Rent. It is the intention of the parties hereto that Tenant shall in no event be entitled to any abatement of or reduction in Rent or additional rent payable hereunder, except as expressly provided herein. Any present or future law to the contrary shall not alter this agreement of the parties.

     (e)  Reimbursable Expenses.  The sums payable by Tenant for
Operating Expenses, Insurance Expenses and Property Taxes
(hereinafter sometimes cumulatively referred to as the "Reimbursable Expenses") under subparagraphs 8(a), 11(b) and
14(a) of this Lease shall be paid in accordance with the following procedures:

          (i) Landlord shall prepare an annual statement (the "Annual Statement") setting forth the sum of the Reimbursable Expenses for the calendar year ending on the prior December 31 and Tenant's Share thereof and setting forth the estimated Reimbursable Expenses that will be incurred by Landlord during the current calendar year ending on the next following December 31 and Tenant's Share thereof.

          (ii) Landlord shall endeavor to give to Tenant such Annual Statement on or before March 1 of each calendar year throughout the Term of the Lease, but Landlord's failure to provide Tenant with an Annual Statement by said date shall not constitute a waiver by Landlord of its right to require payment by Tenant of Tenant's Share of estimated Reimbursable Expenses or actual Reimbursable Expenses.

          (iii) Tenant's Share of estimated Reimbursable Expenses for the calendar year in which the Annual Statement is received shall be divided by twelve (12) and one such installment shall be paid concurrently with each rental payment thereafter until receipt by Tenant of the next Annual Statement. In addition, Tenant shall pay in full concurrently with the first monthly rent payment due following receipt of the Annual Statement an amount equal to the excess of the monthly installment required to be paid under the most current Annual Statement over the monthly installment made under the preceding Annual Statement (or the amount specified in subparagraph (v) below, as applicable) multiplied by the number of months from January through the month in which the Annual Statement is received by Tenant.

          (iv) If Tenant's Share of actual Reimbursable Expenses for the past calendar year as shown on the Annual Statement is greater than the payments made by Tenant for that calendar year, then concurrently with the first monthly rent payment due following receipt by Tenant of the Annual Statement, Tenant shall pay in full an amount equal to such excess. If Tenant's Share of actual Reimbursable Expenses for the past calendar year as shown on the Annual Statement is less than the payments made by Tenant for that calendar year, the amount of such overpayment shall be credited against the next monthly rent payment(s) falling due.

          (v) An Annual Statement need not be given during the period from the Commencement Date (or implementation of this monthly payment program) until December 31 of the year in which the Commencement Date (or implementation of this monthly payment program) occurs and estimated payments of Reimbursable Expenses during such period and until the first Annual Statement is issued to Tenant in the next calendar year shall be in the amount specified by Landlord.

          (vi) Even though the Term has expired and the Tenant has vacated the Premises when the final determination is made of Tenant's Share for the calendar year in which the Lease expires, Tenant shall immediately pay the excess of Tenant's Share for the portion of such year in which Tenant was in occupancy over the estimated payments made by Tenant for that calendar year and, conversely, any overpayment made shall be immediately rebated by Landlord to Tenant.

          (vii) An administrative charge equal to five percent (5%) of the Reimbursable Expenses shall be added to each installment payment due under this subparagraph (e) (including the estimated payments and any reconciliation payment), which administrative charge shall be reflected in the Annual Statement, shall be payable in addition to the Reimbursable Expenses and shall be intended to compensate Landlord for supervision, administrative and clerical costs.

          (viii) Each Annual Statement shall be prepared in accordance with generally recognized and established accounting practices and each determination and Annual Statement, certified by Landlord, shall be final and conclusive on both parties, including any determination made by Landlord of the appropriate estimated payment during the period prior to issuance of the first Annual Statement to Tenant.

     6. Security. (a) Security Deposit. Tenant shall deposit with Landlord upon execution hereof the Security Deposit set forth in paragraph 1 above as security for Tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay Rent or any other charges payable by Tenant hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may at its option use, apply or retain all or any portion of the Security Deposit (i) to remedy Tenant's defaults in the payment of Rent or any other sums payable by Tenant pursuant to the terms hereof, (ii) to repair any damage to the Premises, (iii) to clean and otherwise maintain the Premises, or
(iv) to compensate Landlord for any other loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall, within ten
(10) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a breach of and a default under this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof, after Tenant has vacated the Premises.

     (b) Lien and Security Interest. Tenant hereby grants to Landlord a lien and security interest upon all property of Tenant now or hereafter placed in or about the Premises to secure payment of all rents and other sums payable to Landlord hereunder and the payment of any damages or losses suffered by Landlord by reason of Tenant's breach of this Lease. Landlord, as secured party, shall be entitled to all rights and remedies afforded a secured party under the Arizona Uniform Commercial Code, such rights and remedies to be in addition to and cumulative of any landlord's lien granted by law or elsewhere in this Lease.
Tenant shall execute appropriate UCC forms upon request by Landlord.

     7. Use. (a) General. The Premises shall be used and occupied only for the Permitted Uses set forth in paragraph 1 above and for no other purpose.

     (b) Compliance with Law. Tenant shall, at Tenant's sole cost and expense, comply with all present and future laws, ordinances, orders, declarations of covenants and restrictions, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, and any national or local Board of Fire Underwriters, or any other body exercising functions similar to those of any of the foregoing, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, the Building, and the Property or to the use or manner of use of the Premises. Tenant shall obtain any required certificate of occupancy with respect to its use of the Premises, the Building and the Property within thirty (30) days from the Commencement Date and shall deliver a copy thereof to Landlord within such thirty (30) day period; provided, however, Landlord shall obtain any certificate of occupancy required for the shell of the Building and any improvements to the Premises to be made by Landlord pursuant to paragraph 3 above. Tenant shall not use or permit the use of the Premises in any manner that will tend to create waste or a nuisance.

     (c) Existing Title and Condition of Premises. Tenant hereby accepts the Premises in their condition existing as of the Commencement Date and also accepts the Premises and this Lease subject to all applicable zoning, municipal, county and state laws, ordinances and regulations governing and regulating the use of the Premises, subject to all covenants, conditions and restrictions affecting the Property, Project or Premises and subject to all liens, claims and encumbrances currently existing against the Premises or any part thereof, including all matters disclosed by any of the foregoing or by any exhibits attached hereto; provided, however, Tenant shall be deemed to have consented to private covenants, conditions and restrictions in favor of third parties and private liens, claims or encumbrances asserted by third parties only if copies thereof have been furnished to Tenant or such items are referred to in a title insurance commitment or title report furnished by Landlord to Tenant; Landlord, in accordance with (and except as otherwise provided in) subparagraph 8(c) below, shall be responsible for causing the roof and bearing walls of the Premises to be in good condition and repair at the Commencement Date and shall also cause the heating, ventilating and air conditioning system, the plumbing system and the electrical system to be in operating condition as of the Commencement Date. All such systems shall be deemed in the condition required at the Commencement Date unless Tenant gives Landlord written notice of any defects in such systems on or before ten (10) days after the Commencement Date. Except for any representation or warranty which may be specifically set forth in this Lease, Tenant acknowledges that neither Landlord nor Landlord's agents have made any representations or warranties as to the Premises, including without limitation, any representation or warranty as to condition or fitness of the Building or the suitability of the Building for the conduct of Tenant's business.

     (d) Signs. Tenant shall not erect or install on any exterior or interior window, any door, or any exterior wall any signs, advertising media, placards, trademarks, drapes, screens, tinting materials, shades, blinds or similar items, without first securing Landlord's written permission. It is contemplated, however, that Landlord will consent to the installation of exterior building signs, flag poles and monument signs which otherwise comply with the covenants, conditions and restrictions of record and with the requirements of this subparagraph (d) and, with respect to all signage on the Building, are of a size which does not exceed (on a cumulative basis) that percentage of all signage on the Building which is equal to the percentage which the Premises is of all of the leasable space in the Building. Landlord will also not permit other lessees of space in the

Building to have exterior signage which would, under applicable governmental restrictions, prevent Tenant from having signage area on the Building which is a percentage of all of the signage area on the Building that is less than the percentage which the Premises is of all leasable space in the Building. All signs shall comply with all applicable governmental requirements, shall conform to the design, motif and decor of the Property and shall be in good taste, as determined in Landlord's reasonable discretion. Landlord may also establish such sign criteria as Landlord deems appropriate for the Property and Tenant shall cause all signs which are located on the Premises and are visible from outside the Premises to conform to such sign criteria. Tenant shall properly maintain all approved signs. Upon expiration of the Lease, Tenant promptly shall remove all signs placed in and around the Premises by Tenant and shall repair any damage to the Premises, Building or other portions of the Project caused by the removal of such signs. Landlord may also require Tenant to erect an exterior identifying sign in form and substance satisfactory to Landlord, which sign shall also be subject to all of the other provisions of this subparagraph (d).

     (e) Governmental Regulation. In addition to the general obligation of Tenant to comply with laws and without limitation thereof, Landlord shall not be liable to Tenant nor shall this Lease be affected if any parking privileges appurtenant to the Premises, the Building and the Property are impaired by reason of any moratorium, initiative, referendum, statute, regulation, or other governmental decree or action which could in any manner prevent or limit the parking rights of Tenant hereunder. Any governmental charges or surcharges or other monetary obligations imposed relative to parking rights with respect to the Premises, the Building and the Property shall be considered as Property Taxes and shall be payable by Tenant under the provisions of paragraph 14 hereof.

     (f) Security Devices. Tenant may not install any alarm boxes, foil protection tape or other security equipment on the Premises without Landlord's prior written consent, which consent shall not be unreasonably withheld with respect to a commercial security system of a type in typical use in the Phoenix metropolitan area but may be conditioned upon compliance with reasonable requirements set forth for the protection of the Building and adjoining property.

     8. Maintenance and Repairs. (a) Operating Expenses. As additional rent during the Term, Tenant shall pay to Landlord an amount equal to the product obtained by multiplying (i) Tenant's Share of Operating Expenses (as set forth in paragraph 1 above) by (ii) the amount which Landlord expends for Operating Expenses for the Term hereof. "Operating Expenses" shall include all reasonable and necessary expenses actually incurred by Landlord for the operation, cleaning, maintenance (including but not limited to preventive maintenance), repair and property management of the Building and the Property and, if applicable, the Project, including, without limitation, the roof and walls (other than for the structural repair of such roof and walls), utility systems and related equipment serving all of the Building or the Project and all walks, driveways, parking areas, loading areas, lawns and landscaping. Among the items included in Operating Expenses under the foregoing definition are expenses for utilities furnished to the common areas of the Building and Property and fees and charges paid to the property manager for the Building; provided, however, the amount of the property manager's fee included in Operating Expenses of the Building for any calendar year shall not exceed an amount equal to five percent (5%) of the gross receipts received by Landlord from the Building for such calendar year. If Landlord determines that a utility system and related equipment or portion thereof serves one or more tenant suites in addition to the Premises but less than all of the tenant suites in the Building or the Project, the system and equipment or portion thereof, as applicable, which serves the Premises and such additional suites, to the extent the operation, cleaning, maintenance, repair and/or replacement thereof is not the responsibility of the applicable utility company, shall be deemed a part of the Building and the Project for the purposes of this subparagraph 8(a), except that the amount of the reimbursement by Tenant to Landlord for such items shall be separately stated and shall be determined by multiplying the reasonable and necessary expenses incurred by Landlord for such items by the percentage which the Premises is of the total space leased or available for lease which is served by such systems and equipment or portion thereof instead of by the Tenant's Share of Operating Expenses as set forth in paragraph 1. Sums payable by Tenant pursuant to this subparagraph shall be paid in accordance with the provisions of subparagraph 5(e) above. Landlord may enter upon the Premises to the extent necessary or appropriate to do any work described in this subparagraph 8(a), Landlord shall not be liable for any inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of performing any such work or on account of bringing materials, tools, supplies or equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby.

     (b) Tenant's Maintenance. Tenant shall, at Tenant's sole cost and expense, keep and maintain the Premises, subfloors and floor coverings in good repair and in a clean and safe condition, casualties covered by insurance coverage excepted to the extent of proceeds received by Landlord. Tenant's obligations shall include the cleaning, operation, maintenance, repair and replacement of all utility systems and related equipment and portions thereof located within the Premises except to the extent Landlord performs such cleaning, operation, maintenance, repair and/or replacement under subparagraph 8(a) above because all or portions of the system and equipment serve more than one tenant suite. Tenant shall, at Tenant's own expense, immediately replace all interior, exterior or other glass in or about the Premises that may be broken during the Term with glass at least equal to the specification and quality of the glass so replaced. If Tenant fails to perform Tenant's obligations under this subparagraph, Landlord may at its option enter upon the Premises after ten (10) days prior written notice to Tenant and put the same in good order, condition and repair, and the cost thereof together with interest thereon at the rate of fifteen percent (15%) per annum shall become due and payable as additional rental to Landlord together with Tenant's next monthly Rent payment. Nothing herein shall imply any duty upon the part of Landlord to do any such work and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any such work in or on the Premises, keep and store therein all necessary materials, tools, supplies and equipment. Landlord shall not be liable for the inconvenience, annoyance, disturbance, loss of business or other damage of Tenant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies or equipment into or through the Premises during the course thereof, and the obligations of Tenant under this Lease shall not be affected thereby.

     (c) Landlord's Obligations to Repair. Landlord shall, at its expense, after written notice from Tenant, repair in a prompt and diligent manner any damage to structural portions of the roof and bearing walls of the Premises; provided, however, that if such damage is caused by an act or omission of Tenant or Tenant's agents, invitees, employees or contractors, then such repairs shall be at Tenant's expense, payable to Landlord pursuant to this paragraph. There shall be no abatement of Rent during the performance of such work. Landlord shall not be liable to Tenant for injury or damage that may result from any defect in the construction or conditions of the Premises and Tenant shall seek recovery for such injury or damage solely from Tenant's insurance and/or any other persons or entities which may be liable to Tenant. Tenant waives any right to make repairs at the expense of Landlord under any law, statute or ordinance now or hereafter in effect unless Tenant has given Landlord written notice of the need for such repairs, such repairs are the obligation of Landlord under this Lease and Landlord has failed to make the needed repairs within a reasonable period of time after the receipt of such notice.

     (d) Surrender. On the last day of the Term, or on any sooner termination of this Lease, Tenant shall surrender the Premises to Landlord in the same condition as when received, broom clean, ordinary wear and tear alone excepted. Tenant shall repair any damage to the Premises, the Building and the Project occasioned by the removal of Tenant's alterations and improvements (including, without limitation, its trade fixtures, furnishings and equipment), which repair shall include, without limitation, the patching and filling of holes and repair of structural damage.

     (e) Cleaning Deposit. Tenant shall deposit with Landlord upon execution hereof the Cleaning Deposit set forth in paragraph 1 above, which Cleaning Deposit shall be nonrefundable and may be used by Landlord for general cleaning and restoration of the Premises after termination of this Lease. Such Cleaning Deposit shall not affect the obligation of Tenant to surrender the Premises to Landlord upon termination of this Lease in the condition required by subparagraph 8(d) above and shall not be deemed a part of, or in lieu of, the Security Deposit.

     9. Utilities. Tenant shall pay for water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Tenant, when the Tenant Improvements have been completed, Tenant shall pay a reasonable proportion to be determined by Landlord of all charges jointly metered with other premises, and Landlord's determination thereof, in good faith, shall be conclusive; provided, however, if feasible Tenant may, after commencement of the Term and with Landlord's approval, which approval shall not be unreasonably withheld, install separate meters for the furnishing to Tenant of any such jointly metered services in accordance with the provisions of paragraph 10 below; Landlord reserves the right to grant easements on the Premises, and to dedicate for public use portions thereof, without Tenant's consent provided that no such grant or dedication shall interfere with Tenant's use of the Premises or otherwise cause Tenant to incur cost or expense.
From time to time upon Landlord's demand, Tenant shall execute, acknowledge and deliver to Landlord, in accordance with Landlord's instructions, any and all documents or instruments necessary to effect Tenant's covenants herein.

     10. Alterations and Additions. (a) Limitation. Tenant shall not, without Landlord's prior written consent, make any alterations, improvements, additions, or utility installations (which term "utility installations" shall include ducting, power panels, fluorescent fixtures, space heaters, conduits and wiring) in, on or about the Premises, except for interior nonstructural alterations to the Premises costing less than Ten Thousand Dollars ($10,000) in the aggregate over any one (1) year period. As a condition to giving such consent, Landlord may require that Tenant agree to (i) remove any such alterations, improvements, additions or utility installations at the expiration of the Term and restore the Premises to their prior condition or, in the alternative, (ii) require that such alterations, improvements, additions or utility installations shall become the property of

Landlord and shall be left by Tenant upon the expiration of the Term. As a further condition to giving such consent, Landlord may require Tenant to provide Landlord, at Tenant's sole cost and expense, lien and completion bonds in an amount equal to one hundred five percent (105%) of the estimated cost of such improvements to insure Landlord against any liability for mechanics' and materialmen's liens and to insure completion of the work.

     (b) Liens. Tenant shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Tenant at or for use on or in connection with the Premises, which claims are or may be secured by any mechanics' or materialmens' lien against the Premises or any interest therein. Tenant shall give Landlord not less than ten (10) days notice prior to the commencement of any work on the Premises, and Landlord shall have the right to post notices of non-responsibility in or on the Premises as provided by law.

     (c) Removal. Unless Landlord requires their removal as set forth in subparagraph (a) above or otherwise consents to such removal, all alterations, improvements, additions and utility installations which may be made on or to the Premises shall become the property of Landlord and remain upon and be surrendered with the Premises at the expiration of the Term. Notwithstanding the provisions of this subparagraph (c), Tenant's machinery and equipment, other than that which is affixed to the Premises so that it cannot be removed without material damage to the Premises, shall remain the property of Tenant and may be removed by Tenant subject to the provisions of paragraph 8(d) above.

     11. Insurance. (a) General Liability. Tenant at its sole cost and expense shall maintain commercial general liability insurance ("Liability Insurance") on an "occurrence basis" against claims for "personal injury," including without limitation, bodily injury, death or property damage, occurring upon, in or about the Premises, the Building and the Property, such insurance to afford immediate minimum protection, at the time of the inception of this Lease, and at all times during the Term, to a limit of not less than Two Million Dollars ($2,000,000) with respect to personal injury or death to any one or more persons or to damage to property. Such insurance shall designate, and be for the benefit of, Tenant as the named insured and Landlord as an additional insured. Such insurance shall also include coverage against liability for bodily injury or property damage arising out of the use, by or on behalf of Tenant, or any other person or organization, of any owned, non-owned, leased or hired automotive equipment in the conduct of any and all operations called for under this Lease. The limits of said insurance shall not, however, limit the liability of Tenant hereunder.

     (b) Extended Coverage. During the Term, Landlord shall procure and maintain in full force and effect with respect to the Building, a policy or policies of fire insurance with extended coverage endorsement attached, including vandalism and malicious mischief coverage, and any other endorsements (such as earthquake coverage) which Landlord may elect to obtain or which may be required by the holder of any fee or leasehold mortgage, which insurance coverage may be in an amount up to one hundred percent (100%) of the full insurance replacement value (replacement cost new, including debris removal and demolition) thereof. Landlord shall further obtain rental abatement insurance against abatement or loss of Rent in case of fire or other casualty, in an amount at least equal to the amount of the Rent payable by Tenant during one (1) year next ensuing as reasonably determined by Landlord. Tenant shall pay to Landlord, in accordance with the provisions of subparagraph 5(e) above, an amount equal to Tenant's Share of Insurance Expenses multiplied by the premium or premiums on insurance maintained by Landlord pursuant to this subparagraph ("Insurance Expenses"), with appropriate proration at the beginning and end of the Term.

     (c) Policies. Insurance required hereunder shall be by companies rated AX or better in "Best's Insurance Guide" licensed to do business in the state in which the Premises are located and acceptable to Landlord and the holder of any mortgage or deed of trust on the Premises or any part or portion thereof. Tenant shall deliver to Landlord copies of policies of such insurance or certificates evidencing the existence and amounts of such insurance with loss payable clauses satisfactory to Landlord. No such policy shall be cancelable or subject to reduction of coverage or other modification except after thirty (30) days written notice to Landlord. Tenant shall, within ten (10) days of the expiration of such policies, furnished Landlord with renewals or "binders" thereof, or Landlord may order such insurance and charge the cost thereof to Tenant, which amount shall be payable by Tenant upon demand. Each such policy or certificate therefor issued by the insurer shall to the extent obtainable contain (i) a provision that no act or omission of Tenant which would otherwise result in forfeiture or reduction of the insurance therein provided shall affect or limit the obligation of the insurance company to pay the amount of any loss sustained and (ii) an agreement by the insurer that such policy shall not be canceled without at least thirty (30) days prior written notice by registered mail to Landlord. Tenant shall not do or permit to be done anything which shall invalidate the insurance policies referred to herein. If Tenant shall fail to procure and maintain any insurance required to be maintained by it by virtue of any provision of this paragraph, Landlord may, but shall not be required to, procure and maintain the same, but at the expense of Tenant.

     (d) Waiver of Subrogation. Landlord and Tenant each hereby waive any and all rights of recovery against the other, or against the partners, officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of the other under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Tenant shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease.

     (e) Tenant's Contents. Tenant shall assume the risk of damage to any fixtures, goods, inventory, merchandise, equipment, furniture and leasehold improvements which remain the property of Tenant or as to which Tenant retains the right of removal from the Premises, and Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom relative to such damage. Tenant shall maintain the following insurance coverage with respect to such items during the Term:

          (i) Against fire, extended coverage, and vandalism and malicious mischief perils in an amount not less than ninety percent (90%) of the full replacement cost thereof;

          (ii) Broad form boiler and machinery insurance on a blanket repair and replacement basis with limits per accident not less than the replacement cost of all leasehold improvements and of all boilers, pressure vessels, air conditioning equipment, miscellaneous electrical apparatus and all other insurable objects owned or operated by the Tenant or by others (other than Landlord) on behalf of Tenant in the Premises, or relating to or serving the Premises; and;

          (iii) Business interruption insurance in such an amount as will reimburse Tenant for direct or indirect loss of earnings attributable to all such perils insured against in subparagraphs 11(e)(i) and (ii) hereinabove.

     (f) Workmen's Compensation. Tenant shall, at its own cost and expense, keep and maintain in full force and effect during the Term, a policy or policies of workmen's compensation insurance covering all Tenant's employees working in the Premises, and shall furnish Landlord with certificates thereof.

     12. Indemnity; Exemption of Landlord from Liability. (a) General. In addition to any other obligations of Tenant hereunder, including the obligations of Tenant to provide insurance, Tenant shall indemnify and hold Landlord harmless for, from and against any and all claims arising from Tenant's use of the Premises, or from the conduct of Tenant's business or from any activity, work or things done, permitted or suffered by Tenant in or about the Premises or elsewhere and shall further indemnify and hold Landlord harmless for, from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, or arising from any negligence of Tenant, or any of Tenant's agents, contractors, or employees, and for, from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord; provided, however, the foregoing indemnity shall not apply to claims made as a result of the sole negligence or intentional misconduct of Landlord. Tenant, as a material part of the consideration to Landlord for Landlord's execution of this Lease, also hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause whatsoever; hereby waives all claims in respect thereof against Landlord; and agrees that all claims with respect thereto shall be made solely against any insurance carried by Tenant and/or against any other persons or entities which may be liable for such claims.

     (b) Tenant's Business. In addition to any other obligation of Tenant hereunder, including any obligation of Tenant to provide insurance, Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Tenant, Tenant's employees, invitees, customers, or any other person in or about the Premises, nor shall Landlord be liable for injury to the person of Tenant or Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause whatsoever, resulting from conditions arising upon the Premises, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Instead, Tenant shall seek recovery for any such injury, loss or damage solely from any insurance carried by Tenant and/or from any other persons or entities which may be liable to Tenant for such injury, loss or damage.

     13. Damage or Destruction; Obligation to Rebuild. (a) Landlord's Obligation to Rebuild. If the Premises are damaged or destroyed during the Term, Landlord shall, except as hereinafter provided, diligently repair or rebuild them to substantially the condition in which they existed immediately prior to such damage or destruction; provided that any damage which is estimated in good faith by Landlord to be under Two Thousand Five Hundred

Dollars ($2,500.00) shall be repaired by Tenant, and Landlord shall reimburse Tenant upon demand for expenses incurred in such repair work to the extent of any proceeds received by Landlord from extended coverage insurance maintained pursuant to paragraph 11 above.

     (b) Abatement of Rent. Rent due and payable hereunder shall be abated, but only to the extent of any proceeds received by Landlord from rental abatement insurance maintained pursuant to paragraph 11 above, during the period commencing with such damage or destruction and ending with a substantial completion by Landlord of the work of repair or reconstruction which Landlord is obligated or undertakes to do.

     (c) Option to Terminate. If the Building or the Premises are damaged or destroyed to the extent that Landlord determines that the same cannot, with reasonable diligence, be fully repaired or restored by Landlord within one hundred eighty (180) days after the date of the damage or destruction, the sole right of both Landlord and Tenant shall be the option to terminate this Lease as hereinafter provided; provided, however, Tenant shall not have the right to terminate this Lease unless Landlord determines that the Premises cannot be so repaired or restored within such one hundred eighty (180) day period of time.
Landlord shall determine whether the Building and, if applicable, the Premises can be fully repaired or restored within the one hundred eighty (180) day period, and Landlord's determination shall be conclusive on Tenant. Landlord shall notify Tenant of its determination, in writing, within thirty (30) days after the date of the damage or destruction. If Landlord determines that the Building, including the Premises, can be fully repaired or restored within the one hundred eighty (180) day period, or if it is determined that such repair or restoration cannot be made within said period but no party having the right to do so elects to terminate within thirty (30) days from the date of said determination, this Lease shall remain in full force and effect and Landlord shall diligently repair and restore the damage as soon as reasonably possible.

     (d) Uninsured Casualties. Notwithstanding anything contained herein to the contrary, in the event of damage to or destruction of all or any portion of the Building which is not fully covered (except for deductible amounts) by the insurance proceeds received by Landlord under the insurance policies required to be maintained pursuant to paragraph 10 above, or in the event that any portion of such insurance proceeds must be paid over to or are retained by the holder of any mortgage or deed of trust on the Property or Premises, Landlord may terminate this Lease by written notice to Tenant, given within thirty (30) days after the date of notice to Landlord that said damage or destruction is not so covered or that the proceeds are not available for repair of the damage or destruction. If Landlord does not elect to terminate this Lease, the Lease shall remain in full force and effect and the Building shall be repaired and rebuilt in accordance with the provisions for repair set forth in this paragraph 13.

     (e) Tenant's Waiver. With respect to any destruction which Landlord is obligated to repair or may elect to repair under the terms of this paragraph, Tenant hereby waives all right to terminate this Lease pursuant to rights otherwise presently or hereafter accorded by the provisions of Arizona Revised Statutes
Section 33-343 or other applicable laws to tenants, except as expressly otherwise provided herein.

     14. Taxes. (a) Tenant's Share of Property Taxes. Tenant shall pay to Landlord Tenant's Share of Property Taxes (as set forth in paragraph 1 hereof) multiplied by the sum of the following: all real estate taxes and all other taxes relating to the Premises, the Building and the Property, all other taxes which may be levied in lieu of real estate taxes, assessments, and other governmental charges, or levies, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvements, services or benefits (collectively, "Property Taxes"), which are assessed, levied, confirmed, imposed or become a lien upon the Premises, the Building or the Property, or become payable during the Term; provided, however that:

          (i) any Property Taxes shall be prorated between Landlord and Tenant so that Tenant shall pay only that proportion thereof which the part of such period within the Term bears to the entire period; and

          (ii) any such sum payable by Tenant, which would not otherwise be due until after the date of the termination of this Lease, shall be paid by Tenant to Landlord upon such termination.

Any sum payable by Tenant pursuant to this subparagraph for any period during the Term shall be paid by Tenant in accordance with the provisions of subparagraph 5(e) above.

     (b) Tenant's Personal Property. Tenant shall pay prior to delinquency all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all other personal property of Tenant contained on the Premises or elsewhere. Tenant shall cause such trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the Premises, the Building and the Property.

     (c) Rent Tax. Tenant shall pay to Landlord a sum equal to the amount which Landlord is required to pay or collect by reason of any privilege tax, sales tax, gross proceeds tax, rent tax, or like tax levied, assessed or imposed by any governmental authority or subdivision thereof, upon or measured by any Rent, Reimbursable Expense, or other charges or sums required to be paid or improvements to be made by Tenant under this Lease. Such sum shall be paid simultaneously with the payment by Tenant to Landlord of the Fixed Rent or other charge to which such tax is attributable or, in the case of a tax not attributable to Fixed Rent or other charges, at such time as Landlord shall demand payment thereof. Nothing contained in this Lease shall require Tenant to pay any franchise, corporate, estate, inheritance, succession, or transfer tax of Landlord or any tax upon the net income of Landlord.

     15. Condemnation. (a) Rent Reduction or Lease Termination. If the Premises or any portion thereof is taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs (the "Condemnation Date") and the Rent shall be reduced (as of the Condemnation Date) as provided below. If (i) more than ten percent (10%) of the Premises is taken by condemnation and (ii) if the balance of the Premises remaining after such condemnation is not reasonably suitable for the use to which the Premises were being put immediately prior to the condemnation, Landlord or Tenant may, at either's option, to be exercised in writing only within ten (10) days after Landlord shall have given Tenant written notice of such taking (or in the absence of such notice, within ten (10) days of the Condemnation Date) terminate this Lease as of the Condemnation Date. If neither Landlord nor Tenant terminates this Lease in accordance with the foregoing, or in the event that that portion of the Premises taken by condemnation is not sufficiently large so as to give rise to the right to terminate this Lease as above provided, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Fixed Rent shall be reduced (as of the Condemnation Date) in the proportion that the area taken by condemnation bears to the total area of the Premises.

     (b) Award. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Landlord, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Tenant shall be entitled to any award specifically attributed by the condemning authority to loss or damage to Tenant's trade fixtures and removable personal property or to Tenant's relocation costs. In the event that this Lease is not terminated by reason of such condemnation, Landlord shall, to the extent of severance damages received by Landlord in connection with such condemnation and not paid to or retained by the holder of any mortgage or deed of trust on the Property or the Premises, repair any damage to the Premises caused by such condemnation except to the extent that Tenant has been reimbursed therefor by the condemning authority (in which event such reimbursement to Tenant shall also be applied to such repair). Tenant shall pay any amount in excess of such severance damages required to complete such repair; provided, however, if the severance damages are not sufficient to pay all of the repair costs and if any specific item of repair work shall be expected to have a useful life which extends beyond the term of this Lease (including the term of any options which Tenant may have the right to exercise), then Tenant shall be obligated to pay with respect to the identifiable cost of such item of repair only the portion of the total cost of such item of repair which bears the same ratio to the total cost of such item of repair as the remaining term of this Lease (as determined on the Condemnation Date and including the term of any options which the Tenant may have the right to exercise) bears to the reasonably anticipated useful life of such item of repair.

     (c) Temporary Condemnation. If the temporary use of the whole or any part of the Premises shall be taken by condemnation, the Term shall not be reduced or affected in any way, and Tenant in such event shall continue to pay in full the Rent and other charges herein reserved, without reduction or abatement, and, except to the extent that Tenant is prevented from so doing by reason of any order of the condemning authority, shall continue to perform and observe all of the other covenants, conditions and agreements of this Lease to be performed or observed by Tenant as though such taking had not occurred. In the event of any such temporary condemnation Tenant shall, so long as it is otherwise in compliance with the provisions of this Lease, be entitled to receive for itself any and all awards or payments made for such use of that portion of the Premises so taken; provided, however, that Tenant shall repair any and all damages to the Premises (whether or not covered by any award to Tenant) caused by such temporary condemnation.

     16. Assignment and Subletting. (a) Consent. Tenant shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which consent Landlord shall not unreasonably withhold. Landlord may, however, withhold its consent to such assignment, transfer, mortgage, subletting or other transfer or encumbrance pursuant to the preceding sentence for substantive reasons including, without limitation, the financial condition of the proposed assignee or transferee. Any attempted assignment, transfer, mortgage, subletting or encumbrance without such consent shall be void and shall constitute a breach of this Lease. The consent of Landlord to any one assignment, transfer, mortgage, subletting, or encumbrance shall not be deemed to be a consent to any subsequent assignment, transfer, mortgage, subletting, or encumbrance. Subject to the provisions of subparagraph 16(f) below, the transfer of more than fifty percent (50%) of the stock or other ownership interest in Tenant, or the merger or consolidation of Tenant with or into another firm or entity, shall be deemed to be a transfer of Tenant's interest under this Lease and shall be subject to the provisions of this subparagraph (a).

     (b) Tenant's Continuing Liability. Regardless of Landlord's consent, no subletting or assignment shall alter the primary liability of Tenant to pay the Rent or release Tenant of Tenant's obligation to perform all other obligations to be performed by Tenant hereunder unless Landlord's written consent shall so specifically provide, and Landlord under no circumstances shall be obligated to release Tenant from any such liability. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof.

     (c) Information. In connection with any proposed assignment or sublease, Tenant shall submit to Landlord in writing:

          (i)  The name of the proposed assignee or sublessee;

          (ii)  Such information as to the financial
     responsibility and standing of said assignee or sublessee as Landlord may reasonably require; and

          (iii) All of the terms and conditions upon which the proposed assignment or subletting is to be made.

     (d) Excess Sublease Rental. If for any sublease or assignment, Tenant receives rent or other consideration, either directly or indirectly (by performance of Tenant's obligations or otherwise) and either initially or over the Term of the sublease or assignment, in excess of the Fixed Rent, Adjustments and additional rent called for hereunder, or in the case of the sublease or assignment of a portion of the Premises, in excess of such Fixed Rent, Adjustments and additional rent fairly allocable to such portion, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord, at the same time as Fixed Rent is due hereunder, one-half (1/2) of the excess of each such payment of rent or other consideration received by Tenant promptly after its receipt.

     (e) Release. Whenever Landlord conveys its interest in the Premises, Landlord shall be automatically released from the further performance of covenants on the part of Landlord herein contained, and from any and all further liability, obligations, costs and expenses, demands, causes of action, claims or judgments arising from or growing out of, or connected with this Lease after the effective date of said release. The effective date of said release shall be the date the assignee executes an assumption of such an assignment whereby the assignee expressly agrees to assume all of Landlord's obligations, duties, responsibilities and liabilities with respect to this Lease. If requested, Tenant shall execute a form of release and such other documentation as may be required to effect the provisions of this paragraph.

     (f) Controlled Entity. Notwithstanding the provisions of this paragraph 16, Tenant may assign or sublet the Premises, or any portion thereof, without Landlord's consent, after written notice to Landlord, to any entity which controls, is controlled by, or is under common ownership with Tenant, or to any entity resulting from the merger or consolidation with Tenant, or to any person or entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. Any such assignment shall not, in any way, affect or limit the liability of Tenant under the terms of this Lease even if after such assignment or subletting the terms of this Lease are materially changed or altered without the consent of Tenant, the consent of whom shall not be necessary for such change or alteration.

     (g) Attorneys' Fees. In the event that Landlord shall consent to a sublease or assignment under subparagraph (a) above, Tenant shall pay Landlord's reasonable attorneys' fees incurred in connection with the giving of such consent and review of the information submitted by Tenant.

     17. Defaults; Remedies. (a) Defaults. The occurrence of any one or more of the following events shall constitute a material default and material breach of this Lease by Tenant:

          (i) The vacating or abandonment of the Premises by Tenant;

          (ii) The failure by Tenant to make any payment of Rent or any other payment required to be made by Tenant hereunder, as and when due, where such failure shall continue for a period of three (3) working days after written notice thereof from Landlord to Tenant;

          (iii) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than those described in subparagraph (ii) above, where such failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that it is capable of being cured but more than ten (10) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within such ten (10) day period and thereafter diligently prosecutes such cure to completion; or

          (iv) The making by Tenant of any general assignment for the benefit of creditors, the filing by or against Tenant of a petition for order of relief in bankruptcy for the purpose of bankruptcy liquidation or reorganization under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, any petition filed by or against Tenant under any one or more of the following Chapters of the Bankruptcy Reform Act of 1978, 11 U.S.C. Sec. 101-1330 ("Bankruptcy Code") as amended: Chapter 7 or Chapter 9 or Chapter 11 or Chapter 12 or Chapter 13) except that, in the case of a filing against Tenant of such a petition, such filing shall not be a default if the petition is dismissed or discharged on or before one-hundred twenty
     (120) days after the filing thereof; the appointment of a trustee or receiver to take possession of all or substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within sixty (60) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within sixty (60) days. Unless Landlord's express written consent thereto is first obtained, in no event shall this Lease, or any interest herein or hereunder or any estate created hereby, be assigned or assignable by operation of law or by, in or under voluntary or involuntary bankruptcy liquidation or reorganization proceedings or otherwise and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy liquidation or reorganization proceedings. Any purported assignment or transfer in violation of the provisions of this subparagraph (iv) shall constitute a material default and breach of this Lease by Tenant and in connection with any such default and breach Landlord shall have the rights and remedies described in subparagraph (b) below, including, without limitation, the election to terminate this Lease. As used in this subparagraph (iv) the words "bankruptcy liquidation or reorganization proceedings" shall include any proceedings under any law relating to bankruptcy whether now existing or hereafter enacted (including, without limitation, proceedings under any one or more of the Bankruptcy Code as amended: Chapter 7 or Chapter 9 or Chapter 11 or Chapter 12 or Chapter 13).

     (b)  Remedies.

          (i) In the event of any default and breach by Tenant of any of its obligations under this Lease and notwithstanding the vacation or abandonment of the Premises by Tenant, this Lease shall continue in effect so long as Landlord does not expressly terminate Tenant's right to possession in any of the manners specified in this paragraph and Landlord may, at Landlord's option and without limiting Landlord in the exercise of any other rights or remedies which it may have by reason of such default and breach, exercise all of its rights and remedies hereunder, including, without limitation:

          (A) The right to declare the Term ended and to reenter the Premises and take possession thereof and remove all persons therefrom, and Tenant shall have no further claim in or to the Premises or under this Lease; or

          (B) The right without declaring this Lease ended to reenter the Premises, take possession thereof, remove all persons therefrom and occupy or lease the whole or any part thereof for and on account of Tenant and upon such terms and conditions and for such rent as Landlord may deem proper and to collect such rent or any other rent that may hereafter become payable and apply the same as provided in subparagraph (ii) below; or

          (C) The right, even though Landlord may have relet the Premises or brought an action to collect Rent and other charges without terminating this Lease, to thereafter elect to terminate this Lease and all of the rights of Tenant in or to the Premises; or

          (D) The right, without terminating this Lease, to bring an action or actions to collect Rent and other charges hereunder which are from time to time past due and unpaid or to enforce any other provisions of this Lease imposing obligations on Tenant, it being understood that the bringing of any such action or actions shall not terminate this Lease unless written notice of termination is given.

          (ii) Should Landlord relet the Premises under the provisions of subparagraph (b)(i)(B) above, Landlord may execute any lease either in its own name or in the name of Tenant, but Tenant hereunder shall have no right or authority whatever to collect any rent from the new tenant. The proceeds of any such reletting shall first be applied to the payment of the costs and expenses of reletting the Premises, including without limitation, reasonable brokerage commissions and alterations and repairs which Landlord, in its sole discretion, deems reasonably necessary and advisable and to the payment of reasonable attorneys' fees incurred by Landlord in connection with the Tenant's default, the retaking of the Premises and such reletting and, second, to the payment of any indebtedness, other than Rent, due hereunder, including, without limitation, storage charges owing from Tenant to Landlord. When such costs and expenses of reletting have been paid, and if there is no such indebtedness or such indebtedness has been paid, Tenant shall be entitled to a credit for the net amount of rental received from such reletting each month during the unexpired balance of the Term, and Tenant shall pay Landlord monthly on the first day of each month as specified herein such sums as may be required to make up the rentals provided for in this Lease. Nothing contained herein shall be construed as obligating Landlord to relet the whole or any part of the Premises.

          (iii) Should Landlord elect to terminate this Lease under the provisions of subparagraphs (b)(i)(A) or (C) above, Landlord shall be entitled to recover immediately from Tenant (in addition to any other amounts recoverable by Landlord as provided by law), the following amounts:

          (A) The worth at the time of award of the unpaid rent which had been earned at the time of termination;

          (B) The worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

          (C) The worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

          (D) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under the Lease or which in the ordinary course of things would be likely to result therefrom.

     For purposes of computing "the worth at the time of the award" of the amount specified in subparagraph (b)(iii)(C) above, such amount shall be discounted at the discount rate of the Federal Reserve Bank of San Francisco at the time of award. For purposes of computing "the worth at the time of the award" under subparagraphs (b)(iii)(A) and (b)(iii)(B) above, an interest rate of ten percent (10%) per annum shall be utilized.

          (iv) If Landlord shall elect to reenter the Premises as provided above, Landlord shall not be liable for damages by reason of any reentry. Tenant hereby waives all claims and demands against Landlord for damages or loss arising out of or in connection with any reentering and taking possession of the Premises and waives all claims for damages or loss arising out of or in connection with any destruction of or damage to the Premises, or for any loss of property belonging to Tenant or to any other person, firm or corporation which may be in or upon the Premises at the time of such reentry.

          (v) Landlord shall not be deemed to have terminated this Lease, Tenant's right to possession of the Premises or the liability of Tenant to pay Rent thereafter to accrue or its liability for damages under any of the provisions hereof by any reentry hereunder or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall notify Tenant in writing that Landlord has so elected to terminate this Lease. Tenant agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes or comparable statutes of the state or locality in which the Premises are located and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of or at any time subsequent to the service of such notice and such election shall be evidenced by a written notice to Tenant) be deemed to be a termination of this Lease or of Tenant's obligations hereunder. No reentry or reletting under this paragraph shall be deemed to constitute a surrender or termination of this Lease, or of any of the rights, options, elections, powers and remedies reserved by Landlord hereunder, or a release of Tenant from any of its obligations hereunder, unless Landlord shall specifically notify Tenant, in writing, to that effect. No such reletting shall preclude Landlord from thereafter at any time terminating this Lease as herein provided.

          (vi) All fixtures, furnishings, goods, equipment, chattels or other personal property of Tenant remaining on the Premises at the time that Landlord takes possession thereof may at Landlord's election be stored at Tenant's expense or sold or otherwise disposed of by Landlord in any manner permitted by applicable law.

          (vii) All rights, options, elections, powers and remedies of Landlord under the provisions of this Lease are cumulative of each other and of every other right, option, election, power or remedy which Landlord may otherwise have at law or in equity and all or any of which Landlord is hereby authorized to exercise. The exercise of one or more rights, options, elections, powers or remedies shall not prejudice or impair the concurrent or subsequent exercise of other rights or remedies Landlord may have upon a breach and default under this Lease and shall not be deemed to be a waiver of Landlord's rights or remedies thereupon or to be a release of Tenant from Tenant's obligations thereon unless such waiver or release is expressed in writing and signed by Landlord.

          (viii) In the event of the exercise by Landlord of any one or more of its rights and remedies hereunder, Tenant hereby expressly waives any and all rights of redemption, if any, granted by or under any present or future laws.

     (c) Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of Rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within ten (10) days after such amount shall be due, Tenant shall pay to Landlord a late charge equal to five percent (5%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

     (d) Payment or Performance by Landlord. Landlord may, at Landlord's option and without any obligation to do so, pay any sum or do any act which Tenant has failed to pay or do at the time Tenant was obligated to make such payment or perform such act and Landlord shall be entitled to recover from Tenant, upon demand, all sums expended by Landlord in making such payment or performing such act, together with interest thereon at the rate provided in subparagraph 18(d) from the date of expenditure until repaid by Tenant. Such sum and interest shall be deemed additional rent under this Lease.

     18.  Miscellaneous.  (a) Estoppel Certificate.

          (i)  Tenant shall at any time upon not less than ten
     (10) days prior written notice from Landlord execute, acknowledge, and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, and acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by any person to whom it shall be delivered by Landlord including any prospective purchaser or encumbrancer of the Premises, the Building, the Property, or any part thereof.

          (ii) Tenant's failure to deliver such statement within such time shall be conclusive upon Tenant that this Lease is in full force and effect, without modification except as may be represented by Landlord; that there are no uncured defaults in Landlord's performance; and that not more than one month's Rent has been paid in advance.

          (iii) If Landlord desires to finance or refinance the Premises, the Building, the Property, or any part thereof, Tenant hereby agrees to deliver to any lender designated by Landlord such financial statements of Tenant as may be reasonably required by such lender. Such statements shall include the past three years financial statements of Tenant. All such financial statements shall be received by Landlord in confidence and shall be used only for the purposes herein set forth.

     (b) Landlord's Liability. The term "Landlord" as used herein shall mean only the owner or owners at the time in question of the fee title (or the lessee's interest in any ground or master lease) to the Premises and in the event of any transfer of such title, Landlord herein named (and in case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Landlord's obligations thereafter to be performed, provided that any funds in the hands of Landlord or the then grantor at the time of such transfer in which Tenant has an interest shall be delivered to the grantee. The obligations contained in this Lease to be performed by Landlord shall, subject as aforesaid, be binding on Landlord's successors and assigns only during their respective periods of ownership.

     (c) Construction. Paragraph captions are solely for the convenience of the parties and shall not be deemed to or be used to define, construe, or limit the terms hereof. As used in this Lease, the masculine, feminine and neuter genders shall be deemed to include the others, and the singular number shall be deemed to include the plural, whenever the context so requires. The invalidity of any provisions of this Lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof. This Lease shall be governed by the laws of the state in which the Premises are located.

     (d) Interest on Past-Due Obligations. Except as expressly herein provided, any amount due to Landlord not paid when due shall bear interest at the lesser of (i) fifteen percent (15%) per annum or (ii) the maximum rate permitted by law, from the date due until the date such amount is paid. Payment of such interest shall be made when such amount is paid. Payment of such interest shall not excuse or cure any default by Tenant under this Lease.

     (e) Time of Essence. Time is of the essence of this Lease and all of the covenants and obligations hereof.

     (f) Counterparts. This Lease may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same Lease.

     (g) Incorporation of Prior Agreements; Amendments. This Lease contains all agreements of the parties with respect to any matter mentioned herein. No prior agreement or understanding pertaining to any such matter shall be effective. This Lease may be modified in writing only, which writing shall be signed by the parties in interest at the time of the modification.

     (h) Notices. Any notices, approvals, agreements, certificates, other documents or communications between the parties hereto required or permitted under this Lease shall be in writing. Any such communications shall be deemed to have been duly given or served if delivered in hand or forty-eight (48) hours after deposit in the United States mail, certified or registered, postage and fees prepaid, return receipt requested, addressed to the parties at the addresses set forth in paragraph 1 of this Lease. The address to which any such communications shall be sent may be changed by either party hereto from time to time by a notice mailed as aforesaid.

     (i) Waivers. No waiver by Landlord of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Tenant of the same or any other provision. Landlord's consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to or approval of any subsequent act by Tenant. The acceptance of Rent hereunder by Landlord shall not be a waiver of any preceding breach by Tenant of any provision hereof, other than the failure of Tenant to pay the particular Rent so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rent.

     (j) Recording. Tenant shall not record this Lease without Landlord's prior written consent and such recordation shall, at the option of Landlord, constitute a noncurable default of Tenant hereunder. Landlord and Tenant shall, upon the request of either party, execute, acknowledge and deliver to the other a "short form" memorandum of this Lease for recording purposes.

     (k) Holding Over. If Tenant remains in possession of the Premises or any part thereof after the expiration of the Term or sooner termination of this Lease with the express written consent of Landlord and without executing a new lease, such occupancy shall be construed as a tenancy from month-to-month at a rental equal to one hundred fifty percent (150%) of the last monthly Rent plus all other charges payable hereunder, and upon all the terms hereof insofar as the same are applicable to a month-to-month tenancy. Nothing contained in this subparagraph shall be construed to grant Tenant the right to holdover without the express written consent of Landlord.

     (l) Covenants and Conditions. Each provision of this Lease performable by Tenant shall be deemed both a covenant and a condition.

     (m) Binding Effect. Subject to any provisions hereof restricting assignment or subletting by Tenant and subject to the provision of subparagraph (b) above, this Lease shall bind the parties and their personal representatives, successors and assigns.

     (n)  Subordination.

          (i) This Lease, at Landlord's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Premises, the Building or the Property, or any part or parts thereof, and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof; provided, however, Tenant's obligation to subordinate this Lease to future ground leases, mortgages, deeds of trust or other hypothecations shall be conditioned upon the creditor under each such security transaction granting to Tenant a non-disturbance right which provides that the rights of Tenant under this Lease shall not be disturbed by such creditor so long as Tenant is not in default under this Lease. If any present or future mortgagee, trustee or ground lessor shall at any time elect to have this Lease prior to the lien of its mortgage, deed of trust or ground lease, and written notice of such election shall be given to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust or ground lease or the date of recording thereof.

          (ii) Tenant agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be, and failing to do so within ten (10) days after written demand, does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney in fact and in Tenant's name, place and stead, to do so.

     (o) Attorneys' Fee. If either party brings an action to enforce the terms hereof or declare rights under this Lease, the prevailing party in the final adjudication of any such action, on trial or appeal, shall be entitled to its costs and expenses of suit, including, without limitation, its actual attorneys' fees, to be paid by the losing party as fixed by the court. In any situation in which a dispute is settled other than by action or proceeding, Tenant shall pay all Landlord's costs and attorneys' fees relating thereto.

     (p) Landlord's Access. Landlord and Landlord's agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers or lenders, and making such alterations, repairs, improvements or additions to the Premises or the improvements as Landlord may deem necessary or desirable. Landlord may at any time place on or about the Premises any ordinary "For Sale" signs and Landlord may at any time during the last one hundred twenty (120) days of the Term place on or about the Premises any ordinary "For Lease" signs, all without rebate of rent or liability to Tenant.

     (q) Auctions. Tenant shall not conduct any auction on the Premises without Landlord's prior written consent.

     (r) Merger. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subtenancies or may, at the option of Landlord, operate as an assignment to Landlord of any or all of such subtenancies. During any period while Tenant is in default under this Lease, Landlord, in addition to any other rights and remedies it may have under this Lease, shall have the right to collect directly from any subtenant all rentals owing to Tenant under any subtenancy and to apply such rentals to any amounts owing to Landlord by Tenant and the payment of such amounts by the subtenant directly to Landlord shall not be a default under the subtenancy.

     (s) Joint and Several Liability. Each party signing this Lease as Tenant shall be jointly and severally liable for the failure on the part of Tenant to pay any sums due under the terms of this Lease or for the breach by Tenant or any of the covenants or obligations of Tenant contained herein.

     (t) Individual Liability. The obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, directors, officers, or shareholders of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

     (u) Attornment. Tenant shall, in the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage or deed of trust made by the Landlord, its successors or assigns, encumbering the Premises, or any part thereof, or in the event of termination of the ground lease, if any, and if so requested, attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and shall recognize such purchaser as the Landlord under this Lease.

     (v) Lenders Right to Cure. Tenant agrees to give the holder of any mortgage or trust deed encumbering the Premises, by registered mail, a copy of any notice of default or nonperformance served upon Landlord, provided that prior to such notice, Tenant has been notified in writing (by way of Assignment of Rents and Leases or otherwise) of the address of such mortgagee or trust deed holder. Tenant further agrees that Landlord shall not be in default under this Lease unless (i) Tenant has given a written notice to Landlord stating that Landlord has failed to perform Landlord's obligations under this Lease and (ii) specifying with particularity the obligations which Landlord has failed to perform, and Landlord thereafter fails to perform any of its obligations so specified within a reasonable time after Landlord's receipt of such notice. If Landlord shall fail to cure such nonperformance in a timely manner, then such mortgagee or trust deed holder shall have an additional thirty (30) days within which to cure the default, or, if such default cannot be cured within that time, then such additional time as may be necessary if within such thirty (30) days such mortgagee or trust deed holder has commenced and is diligently pursuing the remedies necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure), in which event this Lease shall not be terminated by Tenant while such remedies are being so diligently pursued.

     (w) Revisions to Lease. Tenant hereby agrees to make any reasonable revisions to this Lease which may be required in good faith by a bona fide construction, interim or permanent lender in connection with the financing of the Premises so long as such revisions do not adversely affect rights granted to and obligations imposed upon Tenant under this Lease or the economic benefits of Tenant hereunder.

     (x)  Administrative Charge.  In addition to Fixed Rent,
Adjustments and other charges hereunder, Tenant shall pay to Landlord an overall administrative charge of five percent (5%) of any charge which is Tenant's responsibility to pay, which Landlord pays on behalf of Tenant and for which Landlord subsequently bills Tenant.

     19.  Toxic Materials.  (a)  Definitions.

          (i) As used in this Lease, the term "Hazardous Material[s]" means any oil, flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials including, without limitation, any substances that pose a hazard to the Premises or to persons on or about the Premises and any substances defined as or included in the definition of "hazardous substance," "hazardous waste," "hazardous material," "toxic substance," "extremely hazardous waste," "restricted hazardous waste" or words of similar import, now or subsequently regulated in any way under applicable federal, state or local laws or regulations, including without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs, urea formaldehyde foam insulation, transformers or other equipment containing dielectric fluid, levels of polychlorinated biphenyls, or radon gas, and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons.

          (ii) As used herein, the term "Environmental Law[s]" means any one or all of the following: the Comprehensive Environmental Response, Compensation and Liability Act, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. SEC. 9601 et seq.); the Resource Conservation and Recovery Act as amended (42 U.S.C. Sec. 6901 et seq.); the Safe Drinking Water Act as amended (42 U.S.C. Sec. 300f et seq.); the Clean Water Act as amended (33 U.S.C. Sec. 1251 et seq.); the Clean Air Act as amended (42 U.S.C. Sec. 7401 et seq.); the Toxic Substances Control Act as amended (15 U.S.C. Sec. 136 et seq.); the Solid Waste Disposal Act as amended (42 U.S.C. Sec. 3251 et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Sec. 1801 et seq.); the regulations promulgated under any of the foregoing; and all other laws, regulations, ordinances, standards, policies, and guidelines now in effect or hereinafter enacted by any governmental entity (whether local, state or federal) having jurisdiction or regulatory authority over the Premises or the Project or over activities conducted therein and which deal with the regulation or protection of human health, industrial hygiene or the environment, including the soil, subsurface soil, ambient air, groundwater, surface water, and land use.

          (iii)  As used herein, the term "Environmental
     Activity[ies]" means any generation, manufacture, production, pumping, bringing upon, use, storage, treatment, release, discharge, escaping, emitting, leaching, disposal or transportation of Hazardous Materials.

     (b) Prohibition on Hazardous Materials. Except as specifically provided in subparagraph (c) below, Tenant shall not cause or permit any Environmental Activities in, on or about the Premises by Tenant or Tenant's agents, employees, contractors, assignees, sublessees or invitees (hereinafter cumulatively referred to as "Tenant's Agents") without the prior written consent of Landlord. Landlord shall be entitled to take into account such factors or facts as Landlord may reasonably determine to be relevant in determining whether to consent to Tenant's proposed Environmental Activity and Landlord may attach conditions to any such consent if such conditions are reasonably necessary to protect Landlord's interests in avoiding potential liability upon Landlord or damage to Landlord's property arising from any Environmental Activity by Tenant or Tenant's Agents. In no event shall Landlord be required to consent to the installation or use of any storage tanks on the Property.

     (c) Exception to Prohibition. Notwithstanding the prohibition set forth in subparagraph (b) above, but subject to Tenant's covenant to comply with all Environmental Laws and with the other provisions of this paragraph 19, Tenant may bring upon, keep and use in the Premises (but not outside the Premises) (i) general office supplies typically used in an office or warehouse in the ordinary course of business, such as copier toner, liquid paper, glue, ink and janitorial supplies, so long as such supplies are used in the manner for which they were designed and in such amounts as may be normal for the business operations conducted by Tenant in the Premises; (ii) those Hazardous Materials, if any, described on Exhibit D attached hereto and by this reference made a part hereof so long as Tenant has delivered to Landlord a description of the handling, storage, use and disposal procedures to be utilized by Tenant with respect thereto; and (iii) those Hazardous Materials, if any, as to which
(A) Tenant hereafter requests approval from Landlord for Tenant to bring upon, keep upon and use in the Premises such items; (B) Landlord grants such requested approval, which approval shall not be unreasonably withheld; and (C) Tenant delivers to Landlord a description of the handling, storage, use and disposal procedures to be utilized therewith.

     (d) Compliance with Environmental Laws. Tenant shall keep and maintain the Premises in compliance with, and shall not cause or permit the Premises to be in violation of, any Environmental Laws. All Tenant's activities at the Premises shall be in accordance with all Environmental Laws. Additionally, Tenant shall obtain any and all necessary permits for Tenant's activities at the Premises. Tenant's obligations and liabilities under this paragraph 19 shall continue so long as Landlord bears any liability or responsibility under the Environmental Laws for any action that occurs on the Premises during the term of this Lease.

     (e)  Environmental Notices.  Tenant shall immediately notify
Landlord of, and upon Landlord's request shall provide Landlord with copies of, the following:

          (i) Any correspondence, communication or notice, oral or written, to or from any governmental entity regarding the application of Environmental Laws to the Premises or Tenant's operations on the Premises including, without limitation, notices of violation, notices to comply and citations;

          (ii)  Any reports filed pursuant to any Environmental
     Law or self-reporting requirements;

          (iii)  Any permits and permit applications; and

          (iv) Any change in Tenant's operations on the Premises that will change or has the potential to change Tenant's or Landlord's obligations or liabilities under Environmental
     Laws.

Tenant shall also notify the Landlord of the release of any Hazardous Material in, on, under, about or above the Premises, the Building, the Property or the Project.

     (f) Environmental Indemnity. Tenant shall protect, indemnify, defend (with counsel satisfactory to Landlord) and hold harmless Landlord and its directors, officers, partners, employees, agents, lenders, and ground lessees, if any, and their respective successors and assigns for, from and against any and all losses, damages, claims, costs, expenses, penalties, fines and liabilities of any kind (including, without limitation, the cost of any investigation, remediation and cleanup, and attorneys' fees) which, in Landlord's reasonable opinion, are attributable to (i) any Environmental Activity on the Property or Project or in the Building or Premises undertaken or committed by Tenant or Tenant's Agents or caused by the negligence of such persons during the Term of this Lease, (ii) any remedial or clean-up work undertaken by or for Tenant in connection with Tenant's Environmental Activities or Tenant's compliance with

Environmental Laws, or (iii) the breach by Tenant of any of its obligations and covenants set forth in this paragraph 19. Landlord shall have the right but not the obligation to join and participate in, and control, if it so elects, any legal proceedings initiated in connection with the Environmental Activities of Tenant or Tenant's Agents. Landlord may also negotiate, defend, approve and appeal any action taken or issued by any applicable governmental authority with regard to contamination of the Premises or any portion of the Property or Project by a Hazardous Material. Any costs or expenses incurred by Landlord for which Tenant is responsible under this paragraph 19 or for which Tenant has indemnified Landlord shall be reimbursed by Tenant on demand, as additional rent and with interest thereon, as provided by subparagraph 17(d) of this Lease. This indemnity shall survive the termination of this Lease.

     (g) Remedial Work. If (i) any Environmental Activity undertaken by Tenant or Tenant's Agents results in contamination of the Premises, Building, Property or Project or any portion thereof, or the soil or groundwater thereunder, or (ii) any investigation, site monitoring, containment, cleanup, removal, restoration or other remedial work of any kind or nature ("Remedial Work") is necessary or appropriate due to or in connection with Tenant's use or occupancy of the Premises, then, subject to Landlord's prior written approval and any conditions imposed by Landlord, Tenant shall promptly perform all Remedial Work, at Tenant's sole expense and without abatement of rent, as is necessary to return the affected portion of the Premises, Building, Property and/or Project and the soil and groundwater to the condition existing prior to the introduction of the contaminating Hazardous Material and to otherwise comply with all applicable Environmental Laws. Landlord's approval of such Remedial Work shall not be unreasonably withheld so long as such actions will not cause a material adverse effect on the Premises, Building, Property or Project after expiration of the Lease Term or any material adverse effect on the Premises, Building, Property or Project. Landlord shall also have the right to approve any and all contractors hired by Tenant to perform such Remedial Work. All such Remedial Work shall be performed in compliance with all applicable laws, ordinances and regulations and in such a manner as to minimize any interference with the use and enjoyment of the Premises, Building, Property and Project. All costs and expenses of such Remedial Work shall be paid by Tenant including, without limitation, the charges of such contractor(s), and the reasonable fees and costs of the attorneys and consultants for Landlord incurred in connection with monitoring or review of such Remedial Work.

     (h) Landlord's Option. Landlord may elect, at Landlord's sole discretion, to perform any Remedial Work. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times to inspect, monitor and/or perform Remedial Work. All expenses incurred by Landlord in connection with performing Remedial Work are payable by Tenant, upon Landlord's demand, with interest thereon, as provided by subparagraph 17(d).

     (i) Injunctive Relief. Tenant's failure to abide by the terms of this paragraph 19 shall be restrainable by injunction.

     (j) Self-Help. Landlord shall have the right of "self-help" or similar remedy in order to minimize any damages, expenses, penalties and related fees or costs arising from or related to a violation of any Environmental Law with respect to the Premises or the Project.

     (k) Other Tenants. Other tenants of the Project may be using, handling or storing certain Hazardous Materials in connection with such tenants' use of their premises. The failure of another tenant to comply with applicable laws and procedures could result in a release of Hazardous Materials and contamination to improvements within the Project or the soil and groundwater thereunder. In the event of such a release, the tenant responsible for the release, and not Landlord, shall be responsible for any claim, damage or expense incurred by Tenant by reason of such contamination and Tenant shall exhaust all its remedies against such other tenant without any right to seek any recovery against Landlord.

     (l) Environmental Inspection. Tenant shall, if reasonably required by Landlord on account of the activities or suspected activities of Tenant or Tenant's Agents, retain a recognized environmental consultant (the "Consultant") acceptable to Landlord to conduct an investigation of the Premises and of other portions of the Project deemed appropriate by Landlord ("Environmental Assessment") (i) for Hazardous Materials contamination in, about or beneath the Premises, the Building or the Project as a result of such activities and (ii) to assess all Environmental Activities of Tenant and Tenant's Agents on the Premises or the Project for compliance with all applicable laws, ordinances and regulations and for the use of procedures intended to reasonably reduce the risk of a release of Hazardous Materials. The Environmental Assessment shall be performed in a manner reasonably calculated to discover the presence of Hazardous Materials contamination and shall be of a scope and intensity reflective of the general standards of professional environmental consultants who regularly provide environmental assessment services in connection with the transfer or leasing of real property. Additionally, the Environmental Assessment shall take into full consideration the past and present uses of the Property and Project and other factors unique to the Property and Project. If Landlord obtains the Environmental Assessment because of the activities of Tenant or Tenant's Agents, Tenant shall pay Landlord on demand the cost of the Environmental

Assessment, with interest thereon, as additional rent and in accordance with subparagraph 17(d). If Landlord so requires, Tenant shall comply, at its sole cost and expense, with all recommendations contained in the Environmental Assessment, including any recommendation with respect to the precautions which should be taken with respect to Environmental Activities on the Premises or the Project or any recommendations for additional testing and studies to detect the presence of Hazardous Materials. Tenant covenants to reasonably cooperate with the Consultant and to allow entry and reasonable access to all portions of the Premises for the purpose of Consultant's investigation.

     (m) Surrender of Premises - Environmental Considerations. Prior to or after the expiration or termination of the Lease Term, Landlord may have an Environmental Assessment of the Property performed in accordance with subparagraph (l) above. Tenant shall perform, at its sole cost and expense, any Remedial Work recommended by the Consultant which is necessary to remove, mitigate or remediate any Hazardous Materials contamination of the Premises, Building, Property or Project in connection with any Environmental Activities of Tenant or Tenant's Agents. Prior to surrendering possession of the Premises, Tenant shall also, unless otherwise directed by Landlord, remove any personal property, equipment, fixture (except for any fixture installed by Landlord) and/or storage device or vessel on or about the Premises, Building, Property and/or Project which is contaminated by or contains Hazardous Materials as a result of the activities of Tenant or Tenant's Agents and repair all damage to the Premises, the Building and the Project caused by such removal.

     20. Additional Security. (a) Letter of Credit. In addition to the Security Deposit required by subparagraph 6(a) of this Lease, Tenant shall deliver, or cause to be delivered, to Landlord, simultaneously with the execution and delivery of this Lease (the "LC Date") and in accordance with the provisions of this paragraph 20, a Letter of Credit satisfying the requirements set forth in Exhibit E attached hereto and by this reference made a part hereof (the "Letter of Credit"). Tenant shall, subject to renewal, substitution or release as specifically provided in Exhibit E, cause the Letter of Credit to remain in full force and effect from the date of execution of this Lease until thirty (30) days after the expiration of the Term of this Lease. If Tenant fails to have on deposit with Landlord at any time required hereunder a Letter of Credit fully satisfying the requirements of Exhibit E, such failure shall constitute a default under this Lease. Landlord shall have all remedies under subparagraph 17(b) of the Lease in the event of such a default. If the financial institution issuing the Letter of Credit for any reason indicates that the Letter of Credit will be terminated or expire prior to the date specified in Exhibit E, even if such a termination or expiration would be wrongful, Landlord may, in addition to any other rights and remedies it may have under this Lease or the Letter of Credit, draw upon the Letter of Credit, treat the entire amount of the proceeds of such drawing as an increase in the amount of the Security Deposit under this Lease, and retain and/or apply such proceeds in the same manner as the initial Security Deposit may be retained and/or applied.

     (b)  Use of Proceeds.   If Tenant fails to pay Rent or any
other charges payable by Tenant hereunder, or otherwise defaults with respect to any provision of this Lease (including but not limited to Tenant's obligation to have the Letter of Credit in effect as provided in subparagraph 20(a), Landlord may, in addition to any other rights and remedies it may have, at its option and from time to time draw upon the Letter of Credit and apply amounts received under the Letter of Credit (i) to remedy Tenant's defaults in the payment of Rent or any other sums payable by Tenant pursuant to the terms of this Lease; (ii) to repair any damage to the Premises, (iii) to clean and otherwise maintain the Premises, or (iv) to compensate Landlord for any other loss or damage which Landlord may suffer thereby.

     (c)  Additional Rights and Remedies.   In the event of any
termination of this Lease pursuant to this paragraph 20 or pursuant to any other default by Tenant, (i) Landlord shall have no further obligation to complete the Premises or to lease the Premises to Tenant; (ii) Landlord shall be entitled to reimbursement from Tenant of, and Tenant shall promptly pay to Landlord, all expenses of Landlord incurred in connection with the preparation and negotiation of this Lease and construction of the Tenant Improvements through the date of such termination; and
(iii) Landlord may deduct the reimbursement amount determined under clause (ii) above from any or all of the proceeds from a drawing under the Letter of Credit, the Security Deposit and/or any prepaid rent deposited with Landlord prior to refunding the Letter of Credit, the Security Deposit or prepaid rent to Tenant, but none of the Letter of Credit, the prepaid rent or Security Deposit shall in any manner limit Tenant's liability for the full amount of the reimbursement to which Landlord is entitled under clause (ii) above. In addition, if this Lease is not terminated as provided in this paragraph 20, Landlord may, at its option, extend the Scheduled Commencement Date by a period of time equal to the period between the LC Date and any subsequent date that the Letter of Credit (in compliance with the foregoing requirements) is furnished to and accepted by Landlord.

     Upon reimbursement for the cost of the Tenant Improvements as provided in clause (ii) above and any transaction privilege tax applicable thereto, the Fixed Rent owing under the Lease shall, for purposes of determining additional sums to be received by Landlord after termination of this Lease as a result of Tenant's default, be deemed reduced to that amount which would reasonably have been charged to Tenant as Fixed Rent under this

Lease if the Premises had originally been leased to Tenant without any obligation on the part of Landlord to make the Tenant
Improvements.

     (d) Remedies Not Exclusive. The rights and remedies of Landlord set forth in this paragraph 20 are in addition to any other rights and remedies of Landlord set forth in this Lease and Landlord may pursue all or any of such rights and remedies in any order Landlord may elect. In particular, and not by way of limitation, Landlord may, at its option, exercise the rights and remedies set forth in paragraph 6 of this Lease at any time and from time to time, in whole or in part, even though additional security for the performance of Tenant's obligations has been furnished to Landlord pursuant to this paragraph 20. Moreover, Landlord shall not be required to exercise its rights under this paragraph 20 even if there has been a default under the Lease and Landlord may elect to exercise any other rights and remedies it may have as a result of the occurrence of such default.

     (e)  Return of Letter of Credit and Stock.   If not
previously returned to Tenant under the provisions hereof or applied to Tenant's obligations under this Lease, the Letter of Credit if still held by Landlord and/or any proceeds from the drawing(s) upon the Letter of Credit shall be returned to Tenant at the same time as the Security Deposit would be returned.

     IN WITNESS WHEREOF, the undersigned have executed this Lease as of the date and year first above written.

                    HEWSON/BRECKNER AIRPARK, L.L.C., a California corporation

                    BY:  HEWSON PROPERTIES, INC., an Arizona
                    corporation, its Manager

                    BY: /s/ Michael J. Corbett
                        Its:  Executive Vice President


                    MAXAM GOLD CORPORATION, a Utah corporation

                    BY: Alan E. Hubbard
                        Its: President

TENANT ACKNOWLEDGMENTS:

CORPORATE

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa  )

     On this the 23rd day of September, 1997, before me, the undersigned Notary Public, personally appeared Alan E. Hubbard, who acknowledged himself to be the President of MAXAM GOLD CORPORATION, a Utah corporation, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation, by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                              /s/ Catherine Wochner
                              Notary Public
My Commission Expires:

December 15, 1998


LANDLORD ACKNOWLEDGMENTS:

STATE OF ARIZONA    )
                    ) ss.
County of Maricopa       )

     On this the 26th day of September, 1997, before me, the undersigned Notary Public, personally appeared Michael J. Corbett, who acknowledged himself to be the Executive Vice President of HEWSON PROPERTIES, INC., a California corporation and Manager of HEWSON/BRECKNER AIRPARK, L.L.C., an Arizona limited liability company, and that he, as such officer, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as manager of Hewson/Breckner Airpark, L.L.C., by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.

                              J. Marie Burns
                              Notary Public
My Commission Expires:

May 13, 2000

                            EXHIBIT A


             Diagram, not included for EDGAR filing.


                            EXHIBIT B


             Diagram, not included for EDGAR filing.


                            EXHIBIT C


                   CERTAIN TENANT IMPROVEMENTS


* Space programming, planning, contract drawings and complete architectural and engineering services.
*    Building permits and associated fees.
* Standard office partitions, doors, door frames and associated hardware.
*    Drop ceiling grid with acoustical tiles.
*    Recessed fluorescent light fixtures.
*    Carpet and other typical finished floor coverings.
* Heating, ventilating and air conditioning equipment and associated work ("HVAC").
*    Roof insulation.
*    Standard toilet rooms and plumbing fixtures.
*    Evap-cooled warehouse area of approximately 3,132 s.f.
*    Fluorescent strip light fixtures.
*    Demising wall.
*    Nine (9) covered parking spaces in the rear of the building.
*    Tenant's signage.

                            EXHIBIT D

                       HAZARDOUS MATERIALS

                               NONE

                            EXHIBIT E


        15500 GREENWAY - HAYDEN LOOP, SCOTTSDALE, ARIZONA

                  LETTER OF CREDIT REQUIREMENTS


     Except as hereinafter provided, Tenant shall keep in full force and effect, from the date of execution of this Lease until thirty (30) days after the expiration of this Lease, an unconditional and irrevocable letter of credit in favor of Landlord which satisfies all of the following requirements (the "Letter of Credit"):

     (a) The Letter of Credit shall have a term expiring not less than one (1) month after the scheduled expiration of the term of this Lease; provided, however, the Letter of Credit may have a term of not less than one (1) year if the Letter of Credit provides that it will automatically renew on an annual basis throughout the above specified period unless written notice of a non-renewal is furnished to Landlord on or before sixty (60) days prior to the expiration of the then current term of the Letter of Credit. If such a notice of non-renewal is given to Landlord, Landlord may, at any time during the period commencing thirty
(30) days prior to the expiration of the Letter of Credit until expiration of the Letter of Credit, draw upon the Letter of Credit and treat the proceeds as an increase in the amount of the Security Deposit hereunder unless Tenant, on or before such drawing by Landlord, delivers to Landlord a substitute Letter of Credit complying with all of the requirements of this Exhibit E.

     (b) The Letter of Credit shall be in an amount not less than $220,000.00; provided, however, if no default by Tenant has occurred prior to the commencement of the fifth (5th) year of the Term of this Lease, the amount of the Letter of Credit may be reduced at any time thereafter, but only prior to the occurrence of a default, to the amount of $150,000.

     (c) The Letter of Credit shall be transferable by Landlord and by any subsequent Landlord under this Lease in connection with any assignment of this Lease to a new owner of the Premises.


     (d) The Letter of Credit shall be issued by Bank One, Arizona, NA, or other financial institution incorporated or chartered under the laws of the United States or any state thereof and approved by Landlord, which approval shall not be unreasonably withheld or delayed so long as Tenant furnishes to Landlord such information concerning the creditworthiness and financial stability of such institution as Landlord shall reasonably request, and shall otherwise be in form and substance satisfactory to Landlord.

     (e) The Letter of Credit may be drawn upon from time to time by Landlord upon presentation by the Landlord of the Letter of Credit and a statement signed by Landlord certifying that Landlord is entitled to draw upon the Letter of Credit in the amount requested.

Tenant may, at any time during the term of this Lease that Tenant is not in default under this Lease, furnish to Landlord annual financial statements for a period of three (3) consecutive years, which financial statements shall be audited and certified by a certified public accounting firm and for each year shall include but not be limited to a balance sheet, annual income statement and statement of change in financial position, together with a request that Landlord release the Letter of Credit. If such financial statements reflect three (3) consecutive years of profitable operations by the Tenant and at least two (2) of such years are within the Term of this Lease, then the Landlord will undertake a review to determine if Landlord will release the Letter of Credit. If Tenant's financial condition, history of operations, forecast of anticipated operations, and record of performance under this Lease, as evidenced by such annual financial statements and other information as may be available to or required by Landlord, have reached a level where Landlord would, in accordance with practices then being utilized by Landlord, not require any security other than the Security Deposit provided in subparagraph 1(l) of this Lease for the performance of a tenant's obligation under a lease for space similar in size, location and rental obligation to this Lease, Landlord will release the Letter of Credit to the extent not drawn upon previously.